PROSPECTUS SUPPLEMENT                       FILED PURSUANT TO RULE NO. 424(b)(3)
(To Prospectus dated January 26, 2001)               REGISTRATION NO.  333-96061


                  [INTERNET ARCHITECTURE HOLDRS(SM) TRUST LOGO]

                        1,000,000,000 Depositary Receipts
                      Internet Architecture HOLDRS(SM) Trust

              This prospectus supplement supplements information contained in the prospectus dated January 26, 2001, which updated the original prospectus dated February 23, 2000 relating to the sale of up to 1,000,000,000 depositary receipts by the Internet Architecture HOLDRS(SM) Trust.

              The share amounts specified in the table on page 11 of the base prospectus shall be replaced with the following:

                                                                  Share         Primary
           Name of Company                         Ticker        Amounts    Trading Market
---------------------------------------------      ------        -------    --------------
3Com Corporation                                    COMS            3       Nasdaq NMS
Adaptec, Inc.                                       ADPT            1       Nasdaq NMS
Apple Computer, Inc.                                AAPL            2       Nasdaq NMS
Ciena Corporation                                   CIEN            2       Nasdaq NMS
Cisco Systems, Inc.                                 CSCO           26       Nasdaq NMS
Compaq Computer Corporation                         CPQ            13             NYSE
Dell Computer Corporation                           DELL           19       Nasdaq NMS
EMC Corporation                                     EMC            16             NYSE
Extreme Networks, Inc.                              EXTR            2       Nasdaq NMS
Foundry Networks, Inc.                              FDRY            1       Nasdaq NMS
Gateway, Inc.                                       GTW             2             NYSE
Hewlett-Packard Company                             HWP            14             NYSE
International Business Machines Corporation         IBM            13             NYSE
Juniper Networks, Inc.                              JNPR            2       Nasdaq NMS
McDATA Corporation                                 MCDTA          0.589     Nasdaq NMS
Network Appliance, Inc.                             NTAP            2       Nasdaq NMS
Roxio Inc.(1)                                       ROXI          0.165     Nasdaq NMS
Sun Microsystems, Inc.                              SUNW           25       Nasdaq NMS
Sycamore Networks, Inc.                             SCMR            2       Nasdaq NMS
Unisys Corporation                                  UIS             2             NYSE
Veritas Software Corporation                        VRTS          0.893     Nasdaq NMS

     The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

          The date of this prospectus supplement is September 30, 2001.